Exhibit 99.4

 MERGER WITH FENTURA FINANCIAL, INC.  TRANSACTION OVERVIEW  JULY 25, 2024

 2  FORWARD-LOOKING STATEMENTS  This presentation contains forward-looking statements within the meaning of the federal securities laws relating to the proposed merger with Fentura Financial, Inc. (“Fentura”) by ChoiceOne Financial Services, Inc. (“ChoiceOne” or “COFS”), the integration of Fentura with ChoiceOne, the combination of their businesses and projected or pro forma financial information and metrics. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectations of ChoiceOne and Fentura and members of their respective directors and senior management teams. Investors and security holders are cautioned that such statements are predictions, are not guarantees of future performance and actual events or results may differ materially. Completion of the proposed merger, expected financial results or other plans are subject to a number of known and unknown risks, uncertainties and assumptions that are difficult to assess and are subject to change based on factors which are, in many instances, beyond ChoiceOne's control.  Additional risks and uncertainties may include, but are not limited to, the risk that expected cost savings, revenue synergies and other financial benefits from the proposed merger may not be realized or take longer than expected to realize, the failure to obtain required regulatory or shareholder approvals, the failure of the closing conditions in the merger agreement to be satisfied or any unexpected delay in closing the transaction.  For further information regarding these risks and uncertainties and additional factors that could cause results to differ materially from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Annual Report on Form 10-K for the most recently ended fiscal year of ChoiceOne, as well as the proxy statement/prospectus described below, and other documents subsequently filed by ChoiceOne with the Securities and Exchange Commission. Due to these and other possible uncertainties and risks, ChoiceOne can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation. Forward-looking statements are based on information currently available to ChoiceOne and Fentura, and the parties assume no obligation and disclaim any intent to update any such forward-looking statements. All forward-looking statements, express or implied, included in the presentation are qualified in their entirety by this cautionary statement.  NON-GAAP FINANCIAL MEASURES  In addition to results presented in accordance with GAAP, this presentation includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial  measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.  Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, non-GAAP measures are used as comparative tools, together with GAAP measures, to assist in the evaluation of operating performance or financial condition. These measures are also calculated using the appropriate GAAP or regulatory components in their entirety and are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute or an alternative for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Numbers in this presentation may not sum due to rounding.  Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this presentation.

 3  IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS  This communication is being made in respect of the proposed merger transaction involving ChoiceOne and Fentura. This material is not a solicitation of any vote or approval of the ChoiceOne or Fentura shareholders and is not a substitute for the proxy statement/prospectus or any other documents that ChoiceOne and Fentura may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The proposed merger transaction will be submitted to the shareholders of ChoiceOne and Fentura for their consideration. In connection therewith, ChoiceOne intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4, which will include the proxy statement of ChoiceOne and Fentura that also will constitute a prospectus of ChoiceOne (the “proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. However, such materials are not currently available. The proxy statement/prospectus will be mailed to the shareholders of ChoiceOne and Fentura when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHOICEONE, FENTURA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Shareholders are also urged to  carefully review and consider ChoiceOne’s public filings with the SEC, including, but not limited to, its proxy statements, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Investors and security holders may obtain free copies of the proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about ChoiceOne or Fentura and/or the proposed transaction, once such documents are filed with the SEC, at the SEC’s  website at www.sec.gov. In addition, copies of the documents filed with the SEC by ChoiceOne, including the proxy statement/prospectus and the SEC filings that will be  incorporated by reference in the proxy statement/prospectus, will be available free of charge on the ChoiceOne’s website at www.choiceone.bank under the heading “Investor Relations” or by contacting Adom Greenland, Chief Financial Officer at (616) 887-7366.  Participants in the Solicitation  ChoiceOne, Fentura and certain of their respective directors, executive officers and other members of management and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of ChoiceOne is set forth in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 11, 2024, its annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 13, 2024, and in other documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

 4  Our vision is to be the best bank in Michigan.  Our mission is to provide superior service, quality advice, and show utmost respect to everyone we meet.

 5  Source: S&P Capital IQ Pro; locations include branches and loan production offices  Financials are projected at closing. For illustrative purposes, assumes transaction closes on January 1, 2025  Projections assume cost savings 75% phased-in, excludes one-time deal costs and includes the $30.0 million  gross common stock offering announced simultaneously with the announcement of the proposed merger (excluding any exercise of the  underwriter’s overallotment option to purchase additional shares)  COMBINED FRANCHISE OVERVIEW  35  Locations  21  Locations  L O G I C AL M AR K E T E X PAN S I O N 1  E X PAN D E D M I C H I G AN F R AN C H I S E  E X P E C T E D S T R O N G P R O F I TAB I L I T Y 2  56  Locations  #3  Largest Public Bank  HQ’d in Michigan  $4.3B  Assets  $2.9B  Loans  $3.6B  Deposits  >1.30%  2025  ROAA  >20%  2025  ROATCE  >30%  2025  EPS Accretion

 6  Rank  Institution (State)  Locations  Deposits in Market ($000)  Market Share (%)  1 JPMorgan Chase & Co. (NY)  177  68,496,222  23.38  2 Huntington Bancshares Inc. (OH)  303  36,512,646  12.46  3 Comerica Inc. (TX)  161  33,117,138  11.30  4 Bank of America Corporation (NC)  76  30,838,488  10.53  5 The PNC Finl Svcs Grp (PA)  129  23,048,512  7.87  6 Fifth Third Bancorp (OH)  165  20,144,609  6.88  7 New York Community Bancorp (NY)  114  13,747,562  4.69  8 Citizens Financial Group Inc. (RI)  68  6,764,570  2.31  9 Independent Bank Corp. (MI)  59  4,557,023  1.56  10 Mercantile Bank Corp. (MI)  43  3,775,809  1.29  Pro Forma  56  3,476,428  1.19  11 Northpointe Bancshares Inc. (MI)  1  3,037,034  1.04  12 First National Bancshares Inc. (MI)  3  2,955,877  1.01  13 First Merchants Corp. (IN)  33  2,777,625  0.95  14 Arbor Bancorp Inc. (MI)  18  2,485,544  0.85  15 Wintrust Financial Corp. (IL)  29  2,329,925  0.80  16 ChoiceOne Financial Services (MI)  35  2,096,414  0.72  17 Old National Bancorp (IN)  20  1,744,002  0.60  18 Horizon Bancorp Inc. (IN)  26  1,743,613  0.60  19 Isabella Bank Corporation (MI)  30  1,729,595  0.59  20 Northstar Financial Group Inc. (MI)  19  1,598,095  0.55  21 KeyCorp (OH)  18  1,390,373  0.47  22 Fentura Financial Inc. (MI)  21  1,380,014  0.47  23 Southern Michigan Bancorp Inc. (MI)  19  1,187,875  0.41  24 Canadian Imperial Bk Commerce  1  1,150,826  0.39  25 CNB Community Bancorp Inc. (MI)  16  1,068,732  0.36  Total for Institutions in Market  2,016  292,999,315  100.00  Source: S&P Capital IQ Pro  5-year CAGR between 2018 and 2023; 5-year median metrics between 2019 and 2023  Pro Forma deposit market share data is as of June 30, 2023, and is pro forma for pending transactions as of July 24, 2024  See appendix for non-GAAP reconciliation  Note: Core figures remove net income attributable to realized gain/loss on securities, intangible amortization and nonrecurring items  OVERVIEW OF FENTURA FINANCIAL, INC.  OTCQX:FETM  Headquartered in Fenton, Michigan  Subsidiary Bank: The State Bank  20 branches and one loan production center located in the following Michigan counties: Genesee, Ingham, Jackson, Livingston, Oakland, Saginaw, and Shiawassee  5-Year Assets CAGR: 13.4%1  5-Year Median Core ROAA: 1.24%1  5-Year Median Core ROATCE: 13.97%1,3  $1.8B  Assets  $1.5B  Loans  $1.4B  Deposits  7.7%  TCE / TA3  B A L A N C E S H E E T | A S O F 6 / 3 0 / 2 0 2 4  M I C H I G AN D E P O S I T M AR K E T S H AR E ( TO P 2 5 ) 2

 7  Source: S&P Capital IQ Pro  A COMBINATION OF TWO 125+ YEAR FINANCIAL INSTITUTIONS  2006   Acquisition of Valley Ridge Financial Corporation  1987 - 1988   Name changes to The State Bank & Fentura Financial, Inc. is formed  2019   Acquisition of County Bank Corp  2016   Acquisition of Community State Bank  2019   Bank assets Surpass $1B  2019   Bank assets Surpass $1B  2020   Uplisted to NASDAQ  &  Acquisition of Community Shores  2021   Acquisition of Farmers Bank of Munith  ChoiceOne Bank  Est. 1898  The State Bank Est. 1898  1898   250+ Years Combined Banking History

 8  I. 125+ year franchise built over time in stable markets      II. Attractive commercial loan portfolio boasting strong historical credit quality      III. Culture of customer service and community commitment      IV. Strong deposit franchise with attractive cost of funds      V. Competitive technology offering      VI. Diverse shareholder base featuring local ownership      VII. Experienced management team and board of directors with working knowledge of local markets      VIII. Dedicated to communities with thousands of volunteering hours and millions of dollars donated      IX. Proven track record of strong organic growth and successful acquisition integration      X. A strong history of investment in their employees and their families      XI. Award winning community bank      A COMBINATION OF TWO SIMILAR LONG STANDING COMMUNITY BANKS

 9  5-year median metrics between 2019 and 2023; see appendix for non-GAAP reconciliation  Inclusive of the $30.0 million gross common stock offering announced simultaneously with the announcement  of the proposed merger (excluding any exercise of the underwriter’s overallotment option to purchase additional shares)  Excluded rate marks include: HTM securities, loans, borrowings and trust preferred  For illustrative purposes, assumes transaction closes on January 1, 2025, cost savings are 75% phased-in and excludes one-time deal costs  Note: Core figures remove net income attributable to realized gain/loss on securities, intangible amortization and nonrecurring items  FINANCIALLY COMPELLING STRATEGIC EXPANSION  E X P E C T E D F I N AN C I AL I M PAC T 2  P R U D E N T T R AN S AC T I O N R AT I O N AL E  Proven M&A Strategy  The proposed transaction will be COFS' third in the last six years  COFS management has recent experience successfully integrating acquisitions, combining cultures and recognizing prudent cost savings  Logical Expansion into Familiar and Strategically Compelling Markets  FETM presents a logical fill-in opportunity that helps bridge the gap between COFS' existing eastern and western Michigan markets  COFS will continue to nurture the customer base that FETM has cultivated over its rich 125-year history  The proposed combination will strengthen COFS' presence in the suburbs of Detroit while adding the markets of Flint, Saginaw and Jackson  Merger with a High- Performing Bank with a Strong Credit Profile  FETM has delivered consistently strong operating performance and maintained excellent asset quality  FETM 5-Year medians: Core ROAA: 1.24%, Core ROATCE: 13.97%, NPAs / Assets: 0.30%, NCOs / Loans: 0.02%1  Financially Attractive Transaction  Expected EPS accretion of >30%2,4 in 2025 and >25%2,4 in 2026  COFS is and will remain “Well-Capitalized” for regulatory purposes before and after the completion of the proposed transaction  Manageable TBV dilution with an attractive earnback of less than 3 years using conservative assumptions  GAAP  Metrics  Excluding  Rate Marks3  >30%  2025 EPS  Accretion4  3%  2025 EPS  Accretion4  18.2%  TBV Dilution  5.5%  TBV Dilution  < 3 Years  TBV Dilution Earnback  < 2 Years  TBV Dilution Earnback

 10  Capital Estimate  Consolidated  Bank-Level  All Figures in % Terms  Closing  2025E  2026E  Closing  2025E  2026E  TCE / TA  6.2  7.2  8.1  7.3  8.2  9.1  CET1 Ratio  9.5  10.8  11.9  11.0  12.2  13.3  Tier 1 Ratio  10.0  11.3  12.4  11.0  12.2  13.3  Total Capital Ratio  11.8  12.9  13.9  11.8  12.9  13.9  Leverage Ratio  7.6  8.6  9.4  8.4  9.3  10.1  CRE / Total Capital Ratio  297.5  276.7  261.1  297.5  276.8  261.3  6.2  7.2  8.1  7.3  8.2  9.1  11.9  11.0  12.2  13.3  10.0  11.3  12.4  11.8  12.9  9.5  7.6  10.8  8.6  13.9  11.8  12.9  13.9  9.4  8.4  9.3  10.1  Closing  2025E  2026E  Closing  2025E  2026E  TCE / TA  CET1 Ratio  Tier 1 Ratio  Total Capital Ratio  Leverage Ratio  1 Projected capital ratios include the impact of the $30.0 million gross common stock offering announced simultaneously with the  announcement of the proposed merger (excluding any exercise of the underwriter’s overallotment option to purchase additional shares)  Note: For illustrative purposes, assumes transaction closes on January 1, 2025  STRONG RATIOS AT CLOSING AND EXPECTED CAPITAL APPRECIATION  P R O J E C T E D B AN K - L E V E L C AP I TAL  P R O J E C T E D C O N S O L I D AT E D C AP I TAL

 11  1 Transaction multiples as of July 24, 2024  Note: Core figures remove net income attributable to realized gain/loss on securities, intangible amortization and nonrecurring items  TRANSACTION OVERVIEW  Transaction Structure  Fentura Financial, Inc. to merge into ChoiceOne Financial Services, Inc.; followed by the merger of The State Bank into ChoiceOne Bank  100% stock consideration (shares issued in exchange for the approximately 38,020 FETM shares held by the ESOP will be redeemed by COFS for cash subsequent to closing)  Fixed exchange ratio of 1.35 COFS shares for each FETM share, subject to adjustment  Transaction Value & Multiples1  Aggregate Transaction Value: approximately $180.4 million  Per Share Consideration: approximately $40.18 (33.9% market premium)  Price / Tangible Book Value Per Share of 134.6%  Price / LTM Core EPS of 14.3x  Personnel and Projected Ownership  COFS CEO, President, CFO, and Chief Lender will be staying in their current roles  The majority of FETM Senior Management is expected to assume leadership roles within ChoiceOne Bank  Two FETM directors to be added to the COFS board for a combined total of 15  Two additional FETM directors to be added to the ChoiceOne Bank board for a combined total of 17  Projected ownership of approximately 51% COFS / 41% FETM; new shares issued in the common stock offering will account for the remaining 8%  Expected Timing &  Approvals  Anticipated closing during the first quarter of 2025  Subject to the receipt of COFS and FETM shareholder approvals and required regulatory approvals and other customary closing conditions

 12  Source: S&P Capital IQ Pro  FETM: STRONG CREDIT PROFILE AND COMPREHENSIVE DUE DILIGENCE PROCESS  F E T M N E T C H AR G E - O F F S / AV E R AG E L O AN S D U E D I L I G E N C E O V E RV I E W  Discussions were collaborative and completed with the common goal of structuring a  shareholder-oriented transaction that positions the combined company for future success.  The comprehensive due diligence process was completed over the course of several months with the full support of each company’s management team and board of directors.  COFS hired an independent third-party loan review firm to assist with its due diligence.  COFS is an experienced acquiror with a track record of successful integration.  On a combined basis, > 50% of the combined company’s balance sheet, including ~ 50% of the combined loan portfolio, will be marked to market, creating significant flexibility and liquidity while reducing interest rate risk going forward.  T H O R O U G H C R E D I T R E V I E W P R O C E S S  Scope of the credit review included:  > 60% of the total loan portfolio  All loans greater than $1.0 million  All substandard, past due, or nonaccrual loans  All loans with an internal loan rating over 4 (satisfactory - acceptable – monitor, special  mention, substandard, doubtful, loss)  All significant commercial lines of credit  Large population of retail mortgages and HELOCs  Additional focus on underwriting standards and credit culture  2019 2020 2021  F E T M N PAS / AS S E T S  0.00%  0.05%  0.02%  0.05%  -0.04%  0.05%  2022  2023  Q2'24  0.77%  0.56%  0.30%  0.15%  0.16%  0.35%  2019  2020  2021  2022  2023  Q2'24

 13  Transaction Accounts 52.3%  MMDA +  Savings 28.3%  Retail Time (<$100K) 6.9%  Jumbo Time (>$100K) 12.5%  $2.1B  Deposits  Transaction Accounts 42.7%  MMDA +  Savings 34.5%  Noninterest- bearing Deposits 24.3%  Retail Time (<$100K) 9.4%  Jumbo Time (>$100K) 13.3%  Noninterest- bearing Deposits 28.3%  $1.4B  Deposits  Transaction Accounts 48.5%  MMDA +  Savings  30.8%  Retail Time (<$100K) 7.9%  Jumbo Time (>$100K) 12.8%  Noninterest- bearing Deposits 26.3%  $3.6B  Deposits  Source: Based on internal COFS & FETM documents as of June 30, 2024  MRQ & COMBINED DEPOSIT COMPOSITION  C O F S F E T M  C O M B I N E D  Cost of Deposits  1.56%  Cost of Funds  1.92%  Core Deposits  87.5%  Cost of Deposits  2.21%  Cost of Funds  2.40%  Core Deposits  86.7%  Cost of Deposits  1.82%  Cost of Funds  2.11%  Core Deposits  87.2%

 14  1-4 Family  14.3%  MultiFamily & CRE 55.9%  Consumer 8.5%  Commercial 18.7%  Other 2.5%  $1.4B  Loans  1-4 Family  28.7%  MultiFamily & CRE 59.2%  Consumer 3.9%  Commercial 8.2%  $1.5B  Loans  1-4 Family  21.5%  MultiFamily & CRE 57.6%  Consumer 6.2%  Commercial 13.4%  Other 1.3%  $2.9B  Loans  Source: Based on internal COFS & FETM documents as of June 30, 2024  MRQ & COMBINED LOAN COMPOSITION  C O F S F E T M  C O M B I N E D  Yield on Loans  6.16%  Loans / Deposits  67.6%  Yield on Loans  5.38%  Loans / Deposits  102.3%  Yield on Loans  5.77%  Loans / Deposits  81.5%

 15  Gov.  Guarantee  16.5%  Net Lease 16.3%  Owner Occupied 14.9%  Retail Strip 12.3%  Special-Use 8.2%  Office 7.2%  Multi-Family  6.2%  1-4 Family  4.3%  Self Storage 3.8%  Medical Office 2.9%  Industrial 2.7%  Retail 2.0%  Mixed Use 2.0%  Land & Construction 0.8%  $864.2 MM  CRE Loans  Source: Based on internal FETM documents as of June 30, 2024  FETM: COMMERCIAL REAL ESTATE PORTFOLIO DETAILS  C R E C O M P O S I T I O N D I V E R S I F I E D C R E P O R T F O L I O  C O N S E RVAT I V E U N D E RW R I T I N G S TAN D AR D S  $10.8MM  Largest Loan  $1.2MM  Average Loan Size  6.02%  Top 10 Relationships  / Total Loans  52.8%  Average Loan to Value  1.86x  Average Debt Service Coverage Ratio  0.01%  Non-Accrual CRE Loans  / Total Loans

 16  C O M PA R I S O N W I T H $ 1 B - $ 1 0 B M I D W E S T P E E R S 1  LT M C O R E R E T U R N O N AV E R A G E A S S E T S ( % ) 2  2.50  2.00  1.50  1.00  0.50  0.00  LT M C O R E R E T U R N O N AV E R A G E TA N G I B L E C O M M O N E Q U I T Y ( % ) 2  60.00  50.00  40.00  30.00  20.00  10.00  0.00  Source: S&P Capital IQ Pro as of July 24, 2024  Peers include all Midwest banks with between $1B - $10B in total assets traded on major exchanges  Projected profitability includes the impact of the $30.0 million gross common stock offering announced simultaneously with the  announcement of the proposed merger (excluding any exercise of the underwriter’s overallotment option to purchase additional shares)  Note: Core figures remove net income attributable to realized gain/loss on securities, intangible amortization and nonrecurring items  COFS: PROFITABILITY DRIVEN BY STRONG INCOME ACCRETION  Median  COFS Standalone  COFS Projected 2025

 17  Earnings, Synergies & Cost Savings  Net income for COFS based on consensus analyst estimates  Net income for FETM based on management estimates  Cost savings of 28% of FETM’s noninterest expense base (75% realized in 2025, 100% thereafter) inclusive of 3% savings identified within COFS’ non-interest  expense base  Revenue synergies are expected but not modeled (higher lending limit, etc.)  Loan Mark & CECL  $19.0 million gross loan credit mark or 1.30% of FETM’s total loans  $7.6 million (40%) allocated to purchase credit deteriorated (PCD) loans  $11.4 million (60%) allocated to non-PCD loans (accreted into earnings over 4 years using sum-of-years-digits amortization)  Day two CECL reserve of $11.4 million non-PCD credit mark  Transaction Expenses & CDI  Pre-tax one-time expenses of $18.7 million reflected in projected tangible book value per share at closing  An incremental $1.6 million of capitalized expense is associated with branch renovations  Core deposit intangible of 3.50% of FETM's core deposits (amortized over 10 years using sum-of-years-digits)  FMV Assumptions & Other  $53.8 million or 3.68% interest rate write-down on FETM loans (accreted into earnings following a third-party amortization schedule)  $1.0 million pre-tax write-down on FHLB borrowings (amortized over 3 years, straight-line)  $4.0 million pre-tax write-up on PP&E (amortized over 20 years, straight-line)  $2.0 million pre-tax write-down on trust preferred securities (amortized over the remaining life of the instruments, straight-line)  $30.0 million gross common equity raised at $25.00 per share (excluding overallotment)  Excess cash and net proceeds from the sale of FETM’s investment securities are used to repay higher-cost liabilities  FINANCIAL ASSUMPTIONS

 18  Issuer  ChoiceOne Financial Services, Inc. (the “Company”)  NASDAQ Symbol  COFS  Issuance Type  Registered underwritten follow-on offering of shares of common stock, no par value per share, of the Company  Base Offering Size  $30.0 million or 1.2 million shares (excluding overallotment)  Overallotment Option  15% (all primary shares)  Use of Proceeds  General corporate purposes including supplementing regulatory capital ratios post-FETM merger and organic growth  Lockup Period  90 days for directors and executive officers of the Company  Sole Underwriter  D.A. Davidson & Co.  COMMON EQUITY OFFERING TERM SHEET

 19  $0.6  $0.7  $0.7  $1.7  $2.4  $2.4  $2.6  $2.6  $0.7  $1.8  $0.6  $0.7  $1.4  $1.9  $0.2  $2.4  $2.4  $2.6  $4.4  2017  2018  2019  2020  2021  2022  2023  Q2'24  COFS Assets ($B)  Acquired Assets ($B)  Source: S&P Capital IQ Pro  1 Assumes combined assets for COFS and FETM as of June 30, 2024  COFS: EXPERIENCED ACQUIROR  TO TAL AS S E T S

 20  A Strong Presence in Great Markets    Expanded Growth Opportunities for Both Banks’ Employees    Strong Projected Profitability    A Deeper Management Team    A WINNING COMBINATION  Excellent Asset Quality    Greater Shareholder Liquidity    An Enhanced Ability to Serve Customers and Compete  

 21  $101,444  $115,868  $124,455  $126,087  $138,702  $143,301  3,219  3,219  8,853  8,853  8,853  8,853  902  541  1,266  836  533  444  97,323  112,108  114,336  116,398  129,316  134,004  1,034,759  1,251,446  1,417,785  1,688,863  1,738,952  1,756,629  3,219  3,219  8,853  8,853  8,853  8,853  902  541  1,266  836  533  444  1,030,638  1,247,686  1,407,666  1,679,174  1,729,566  1,747,332  9.4%  9.0%  8.1%  6.9%  7.5%  7.7%  101,444  115,868  124,455  126,087  138,702  143,301  3,219  3,219  8,853  8,853  8,853  8,853  902  541  1,266  836  533  444  97,323  112,108  114,336  116,398  129,316  134,004  4,664,369  4,694,275  4,496,701  4,439,725  4,470,871  4,490,087  $20.87  $23.88  $25.43  $26.22  $28.92  $29.84  ($ in 000's, unless otherwise indicated)   As of December 31, MRQ   2019 2020 2021 2022 2023 Q2'24  Tangible common equity to tangible assets  Total common stockholders' equity Less: Goodwill  Less: Other intangible assets Tangible common equity (A)  Total Assets Less: Goodwill  Less: Other intangible assets Tangible assets (B)  Tangible common equity to tangible assets (A)/(B)  Tangible common equity per common share  Total common stockholders' equity Less: Goodwill  Less: Other intangible assets Tangible common equity (C)  Common shares outstanding (D) (actual)  Tangible common equity per common share (C)/(D) ($)  FETM: NON-GAAP RECONCILIATIONS

 22  $11,578  $15,464  $16,579  $14,933  $14,629  $12,329  356  285  213  340  239  190  11,934  15,749  16,792  15,273  14,868  12,519  96,358  110,094  122,629  121,422  131,341  137,695  3,219  3,219  3,923  8,853  8,853  8,853  1,128  722  530  1,051  684  549  92,011  106,153  118,175  111,518  121,804  128,293  ($ in 000's, unless otherwise indicated)   For the Year Ended December 31, 5-Year LTM   2019 2020 2021 2022 2023 Median Q2'24  Return on average tangible common equity  Net Income  Add: Intangible amortization expense (net of tax)  Net Income, excluding intangible amortization expense (E)  Average total equity Less: Average goodwill  Less: Average other intangible assets Average tangible common equity (F)  Return on average tangible common equity (E)/(F)  12.97%  14.84%  14.21%  13.70%  12.21%  13.70%  9.76%  11,578  15,464  16,579  14,933  14,629  12,329  36  15  (24)  (92)  10  1  0  (788)  (228)  (213)  (413)  0  356  285  213  340  239  190  11,899  16,523  17,045  15,578  15,271  12,518  Core return metrics  Net Income  Less: Change in the fair value of equity securities and other (net of tax) Less: Nonrecurring income (expense) (net of tax)  Add: Intangible amortization expense (net of tax) Core net income (G)  Core return on average tangible common equity (G)/(F)  12.93%  15.56%  14.42%  13.97%  12.54%  13.97%  9.76%  FETM: NON-GAAP RECONCILIATIONS (CONTINUED)  Note: Adjustments net of tax assume a 21% tax rate